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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference and inclusion in this registration statement of our report dated March 11, 1997 included in Zonagen, Inc.'s Form 10K/A for the year ended December 31, 1996 and to the incorporation by reference into this Registration Statement of the reference to our Firm contained in the Registration Statement on Form S-3 of Zonagen, Inc.

ARTHUR ANDERSEN LLP

Houston, Texas
July 21, 1997